EXHIBIT 99.1

eMagin Reports First Quarter 2006 Results
Revenue growth of 138%

Bellevue, WA, May 15, 2006 - eMagin Corporation (AMEX:EMA), the leader in OLED virtual imaging technology, announced today financial results for the quarter ended March 31, 2006.

First quarter selected highlights include the following:

Financial Summary:

-- Revenue for the three months ended March 31, 2006 of $1.6 million increased 138% from $690,000 at March 31, 2005.

-- Net loss and loss per share applicable to common stock for the three months ended March 31, 2006 was $5.2 million or $0.05 per share and included $792,000 of non-cash expense associated with the expensing of stock options. This compares to a net loss of $3.5 million or $0.04 per share during the three ended March 31, 2005. Options were not expensed prior to 2006.

-- Balance sheet showed $4.7 million in working capital at March 31, 2006 and total assets of $9.2 million.

First Quarter Highlights:

Selected highlights of the first quarter through recent events include the following:

-- Major recognition for Z800 3DVisor. At the 2006 Consumer Electronics Show in January, the Z800 3DVisor won the coveted CEA Innovation of the Year award in the digital display category and a Design and Engineering Innovation Award for the electronic gaming category. The Z800 3DVisor delivers a high-color, high-contrast virtual image equivalent to a 105-inch screen viewed at twelve feet, in full-color stereovision. Its high-speed headtracking provides full 360-degree viewing, enabling users to look around and move in the virtual world much like they do in the real world

-- Previewed Eyebud(tm) Personal Display. A preview of the upcoming Eyebud 800 monocular personal display garnered significant attention at CES. The Eyebud delivers high-resolution video from any video-capable iPod or other personal video player, and can also be used as the primary display or as a private second monitor with a laptop or Pocket PC. Weighing only 3.6 ounces, its power-efficient design takes full advantage of its OLED display, providing four to six hours of use on its rechargeable battery.

-- Extended sales channels. Direct distributors in Asia, Europe, and Canada were announced for personal display products. An updated list is provided at http://www.3dvisor.com/buy.php

-- Announced additional design wins. Major new design wins with the United States and international OEMs occurred. For the military sector, design wins provide a potential revenue stream, if all options are exercised, to over $65M million over the next 5-6 years, in thermal imaging, situational awareness, simulation and training and other applications benefiting from the OLED's low system level power consumption, high speed, and rugged temperature characteristics expand these markets. In addition, commercial design wins continue. For example, NordicNeuroLab selected eMagin OLED displays for its new VisualSystem, which provides true 3D visual stimuli for fMRI (functional magnetic resonance imaging) applications. More recently, Sensics’ piSight (TM) seamlessly tiles 12 microdisplays for each eye with a unique optical system to provide a complete and unprecedented panoramic virtual reality display with 150 degrees field of view and an effective resolution of 2200 x 1200 pixels per eye.

-- Announced New SDK to expand 3DGaming. eMagin announced availability of a new software developer’s kit (SDK) for game and simulation developers. Developers will also have access to all the data provided by the 6-degree of freedom headtracker in the Z800 3DVisor to enable capabilities such as looking around within a 3D world and walking, crouching, crawling, jumping or strafing with instinctual head movements rather than just key commands. The new Z800 3DVisor SDK is compatible with the Microsoft Windows XP operating systems, and supports programming in C, C++, and .net languages. The addition of full .Net support, along with hooks for 3D imaging and access to the full six-degree motion tracking provided by the headtracker lets game developers create even more realistic, immersive scenarios.

-- Won key patent. eMagin received notification of a patent for a portable communication device with a virtual image display incorporating earphone speakers and microphones. The patent covers eMagin products such as the Z800 3DVisor, the upcoming Eyebud 800 personal display system, and similar devices that would enhance and extend the utility of cell phones, PDAs, personal media players, and portable or wearable computers. The award of this patent provides eMagin with additional important intellectual property for portable imaging products with multifunction capabilities.

-- Announced new breakthrough OLED-XL Displays. eMagin's proprietary OLED-XL displays  provide a new level of high performance imaging, with up to 410,000 hours luminance  life, the widest temperature range, and the lowest power requirement of any commercially  available SVGA resolution microdisplay system. The new OLED-XL  devices typically have 6-10 times longer luminance half life and exhibit 3-5  times the efficiency, depending on the specific OLED-XL product and operating  parameters. This large efficiency increase permits OLED-XL displays to be capable of much higher luminance without any added power consumption. and +185 deg. F (+85 deg. C).

-- Elected New Director. Brigadier General, U.S. Army (ret.) Stephen Seay, joined eMagin’s Board of Directors. In his 33-year Army career, General Stephen Seay held a wide variety of command and staff positions, including Program Executive Officer for Simulation, Training and Instrumentation, and Commanding General, Joint Contracting Command-Iraq/Head of Contracting Authority, Operation Iraqi Freedom.

Full results are available by referencing the Company’s 10q for the quarter ended March 31, 2006 to be filed with the SEC.

About eMagin Corporation
A leader in OLED microdisplay and virtual imaging technologies, eMagin integrates high-resolution OLED microdisplays, magnifying optics, and systems technologies to create a virtual image that appears comparable to that of a computer monitor or a large-screen television. eMagin’s OLED displays have broad market reach and are incorporated into a variety of near-to-eye imaging products by military, industrial, medical and consumer OEMs who choose eMagin’s award-winning technology as a core component for their solutions. eMagin has recently introduced its first direct-to-consumer system, the Z800 3DVisor, which provides superb 3D stereovision and headtracking for PC gaming, training and simulation, and business applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York.  System design facilities and sales and marketing are located in Bellevue, Washington. A sales office is located in Tokyo, Japan. For additional information, please visit www.emagin.com and www.3dvisor.com.

Media Contact:
Joe Runde, 425-749-3636, jrunde@emagin.com
Investor Contact:
John Atherly, 425-749-3622, jatherly@emagin.com

Note: eMagin is a trademark of eMagin Corporation.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin’s management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management’s control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

eMAGIN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2006 (unaudited)	2005

ASSETS

Current assets:
Cash and cash equivalents	$1,662	$6,727
Investments - held to maturity	124	120
Accounts receivable, net	1,129	762
Inventory	3,572	3,839
Prepaid expenses and other current assets	1,285	1,045
Total current assets	7,772	12,493
Equipment, furniture and leasehold improvements, net	1,097	1,299
Intangible assets, net	58	57
Other assets	233	233
Total assets	$9,160	$14,082

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,325	$562
Accrued compensation	886	1,010
Other accrued expenses	721	1,894
Deferred revenue	39	96
Current portion of capitalized lease obligations	13	16
Other current liabilities	46	47
Total current liabilities	3,030	3,625

Capitalized lease obligations	4	6
Long-term debt	43	50
Total liabilities	3,077	3,681

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.001 par value: authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.001 par value: authorized 200,000,000 shares, issued and outstanding, 100,049,382 shares as of March 31, 2006 and 99,972,458 shares as of December 31, 2005	100	100
Additional paid-in capital	176,702	175,860
Accumulated deficit	(170,719)	(165,559)
Total shareholders’ equity	6,083	10,401
Total liabilities and shareholders’ equity	$9,160	$14,082

eMAGIN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue:

Product revenue	$1,571	$690
Contract revenue	70	—

Total revenue, net	1,641	690

Cost of goods sold	3,029	1,956

Gross loss	(1,388)	(1,266)

Operating expenses:

Research and development	1,238	886
Selling, general and administrative	2,588	1,335

Total operating expenses	3,826	2,221

Loss from operations	(5,214)	(3,487)

Other income (expense):

Interest expense	—	(1)
Other income, net	54	19
Total other income, net	54	18

Net loss	$(5,160)	$(3,469)

Loss per share, basic and diluted	$(0.05)	$(0.04)

Weighted average number of shares outstanding:

Basic and diluted	100,038,000	81,432,000